As filed with the Securities and Exchange Commission on         , 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3191702
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

119 FOURTH AVENUE

NEEDHAM, MASSACHUSETTS 02494

(781) 433-0771

(Address of Principal Executive Offices)

CURAGEN CORPORATION 2007 STOCK INCENTIVE PLAN*

(Full Title of the Plans)

* See explanatory note on following page

Anthony S. Marucci

President and Chief Executive Officer

Celldex Therapeutics, Inc.

119 Fourth Avenue

Needham, Massachusetts 02494

(781) 433-0771

(Name and Address of Agent For Service)

With copies to:

Anthony O. Pergola, Esq.

Ethan A. Skerry, Esq.

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, New Jersey 07068

(973) 597-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer☐	Accelerated filer☒

Non-accelerated filer☐	Smaller Reporting Company☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $.001 par value(1)	$931,315 shares	(1) (2)	$5.535	(3)	$5,154,828.53	(3)	$287.64	(4)

(1) This Registration Statement relates to 931,315 shares of Common Stock that may be issued upon the exercise of options issued under CuraGen’s 2007 Stock Incentive Plan (the “2007 Stock Plan”), which options were assumed by Celldex Therapeutics, Inc. in connection with an Agreement and Plan of Merger, dated May 28, 2009, by and among the CuraGen Corporation, Cottrell Merger Sub, Inc. and Celldex Therapeutics, Inc.

(2)  This Registration Statement also relates to such indeterminate number of additional shares of Common Stock as may be required pursuant to the 2007 Stock Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.

(3) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices on the Nasdaq Global Market on October 5, 2009, a date that is within five business days of which this Registration Statement is being filed.

(4) Reflects the product of (a) .0000558 multiplied by (b) the proposed maximum aggregate offering price for shares of Celldex common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                             Plan Information.*

Item 2.                                             Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Introductory Note to Part I of Form S-8 but will be sent or given to employees participating in the 2007 Stock Plan as specified by Rule 428(b)(1) of the Securities Act.

EXPLANATORY NOTE:

This Registration Statement on Form S-8 is being filed by the registrant to register (i) 931,315 shares of Celldex Therapeutics, Inc. (the “Company”) Common Stock par value $.001 per share (“Common Stock”) that may be issued upon the exercise of options issued under the 2007 Stock Plan, which options were assumed by the Company in connection with an Agreement and Plan of Merger, dated May 28, 2009, by and among the Company, Cottrell Merger Sub, Inc. and CuraGen Corporation.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                             Incorporation of Documents by Reference.

The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the “Commission “) by the registrant are incorporated herein by reference and made a part hereof:

•                       The registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009.

•                        The registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed on May 8, 2009 and Period Ended June 30, 2009, filed August 8, 2009.

•                        The registrant’s Current Reports on Form 8-K filed with the Commission on May 5, 2009, May, 29, 2009, June 6, 2009, August 5, 2009, September 4, 2009 and October 2, 2009 (in each case except to the extent furnished but not filed).

•                        The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on September 22, 1986 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendments or reports filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.                                             Description of Securities.

Not applicable.

Item 5.                                             Interests of Named Experts and Counsel.

None.

Item 6.                                             Indemnification of Directors and Officers.

The Company is a Delaware corporation.  In accordance with the Delaware General Corporation Law (the “DGCL”), Article Six of the registrant’s Third Restated Certificate of Incorporation, as amended, provides that no director of the registrant shall be personally liable to the registrant or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.  The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation’s best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.  The Amended and Restated Bylaws of the Company (the “Bylaws”) provide for indemnification to the directors, officers, employees and agents of the Company consistent with that authorized by the DGCL.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors and officers of the Company pursuant to the foregoing provision or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, as amended, and is therefore, unenforceable.

The Company currently carries a directors’ and officers’ liability insurance policy which provides for payment of expenses of the Company’s directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Bylaws and the DGCL.

Item 7.                                             Exemption from Registration Claimed.

Not applicable.

Item 8.                                             Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

Item 9.                                             Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on this 9th day of October, 2009.

Celldex Therapeutics, Inc.

By:	/s/ Anthony S. Marucci
Anthony S. Marucci
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LARRY ELLBERGER	Director	October 9, 2009
Larry Ellberger

/s/ KAREN SHOOS LIPTON	Director	October 9, 2009
Karen Shoos Lipton

/s/ DR. RAJESH B. PAREKH	Director	October 9, 2009
Dr. Rajesh B. Parekh

/s/ HARRY H. PENNER, JR.	Director	October 9, 2009
Harry H. Penner, Jr.

/s/ CHARLES R. SCHALLER	Director	October 9, 2009
Charles R. Schaller

/s/ TIMOTHY M. SHANNON, MD	Director	October 9, 2009
Timothy M. Shannon

EXHIBIT INDEX

No.	Description	Location
4.1	Agreement and Plan of Merger, dated as of May 28, 2009, by and among Celldex Therapeutics, Inc, Cottrell Merger Sub, Inc. and CuraGen Corporation.	Incorporated by reference to Exhibit 2.1 Celldex’s Registration Statement on Form S-4 (Reg. N. 333-160257), filed June 26, 2009.

4.2	Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.3	Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.4	Second Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.2 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.5	Third Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Quarterly Report on Form 10-Q, filed May 10, 2002

4.6	Amended and Restated By-Laws of Celldex as of March 14, 2007	Incorporated by reference to Exhibit 3.5 of Celldex’s Annual Report on Form 10-K, filed March 18, 2008

4.7

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of AVANT Immunotherapeutics, Inc. classifying and designating the Series C-1 Junior Participating Cumulative Preferred Stock

Incorporated by reference to Exhibit 3.1 of AVANT’s Registration Statement on Form 8-A filed November 8, 2004

4.8	Certificate of Elimination of Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.6 of Celldex’s Annual Report on Form 10-K, filed March 16, 2005

4.9	Fourth Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Current Report on Form 8-K filed on March 11, 2008

4.10	Fifth Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.2 of Celldex’s Current Report on Form 8-K filed on March 11, 2008

4.11	Shareholder Rights Agreement dated November 5, 2004 between Celldex and EquiServe Trust Company, N.A. as Rights Agent	Incorporated by reference to Exhibit 4.1 of Celldex’s Registration Statement on Form 8-A filed November 8, 2004

4.12	Amendment No. 1 to Shareholder Rights Agreement dated October 19, 2007 between Celldex and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) as Rights Agent	Incorporated by reference to Exhibit 10.1 of Celldex’s Registration Statement on Form 8-A/A filed October 22, 2007

4.13	Amendment No. 2 to Shareholder Rights Agreement dated March 7, 2008, between Celldex and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), as Rights Agent.	Incorporated by reference to Exhibit 10.1 of Celldex Registration Statement on Form 8-A12G/A filed on March 7, 2008.

5.1	Opinion of Lowenstein Sandler PC as to the legality of the securities being registered	Filed herewith

10.2	CuraGen Corporation 2007 Stock Plan	Incorporated by reference to Exhibit 10.1 of CuraGen’s Quarterly Report of Form 10-Q filed on August 7, 2008.

23.1	Consent of PricewaterhouseCoopers LLP, Registered Independent Public Accounting Firm of Celldex Therapeutics, Inc.	Filed herewith

23.2	Consent of Ernst & Young LLP, Registered Independent Public Accounting Firm of Celldex Therapeutics, Inc.	Filed herewith

23.3	Consent of Lowenstein Sandler PC	Included in Exhibit 5.1 hereto